Exhibit 99.2

Alarm.com Prices Upsized $425.0 Million 2.25% Convertible Senior Notes Offering

TYSONS, Va. – May 29, 2024 – Alarm.com Holdings, Inc. (Nasdaq: ALRM) (“Alarm.com”), the leading platform for the intelligently connected property, announced today the pricing of $425.0 million aggregate principal amount of 2.25% Convertible Senior Notes due 2029 (the “notes”) in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Alarm.com has increased the size of the offering from $375.0 million to $425.0 million (or $500.0 million if the initial purchasers’ option to purchase additional notes is exercised in full as described in the following paragraph).

Alarm.com has also granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $75.0 million aggregate principal amount of notes from Alarm.com. The sale of the notes is expected to close on May 31, 2024, subject to customary closing conditions.

The notes will be general unsecured obligations of Alarm.com and will bear interest at a rate of 2.25% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2024. The notes will mature on June 1, 2029, unless earlier converted, redeemed or repurchased.

Alarm.com expects to use: (i) approximately $53.6 million of the net proceeds from the offering to pay the cost of the capped call transactions described below, (ii) approximately $75.0 million of the net proceeds from the offering to repurchase shares of its common stock concurrently with the pricing of the offering in privately negotiated transactions as described below and (iii) the remainder of the net proceeds from the offering for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, although Alarm.com does not currently have any plans for any such acquisitions or investments, other repurchases of its common stock from time to time under its existing or any future stock repurchase program, repurchases of its 0% convertible senior notes due 2026 (the “2026 Notes”) from time to time following the offering or the repayment of the 2026 Notes at maturity, and working capital, operating expenses and capital expenditures. If the initial purchasers exercise their option to purchase additional notes, Alarm.com expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties as described below and the remainder from the sale of the additional notes for other general corporate purposes as described above.

Additional Details for the 2.25% Convertible Senior Notes due 2029

The notes will be convertible at the option of the holders in certain circumstances. Upon conversion, Alarm.com will pay or deliver, as the case may be, cash, shares of Alarm.com’s common stock or a combination of cash and shares of Alarm.com’s common stock, at its election. The initial conversion rate is 11.4571 shares of Alarm.com’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $87.28 per share of Alarm.com’s common stock, which represents a conversion premium of approximately 30% to the last reported sale price of Alarm.com’s common stock on the Nasdaq Global Select Market on May 28, 2024), and will be subject to customary anti-dilution adjustments.

Alarm.com may not redeem the notes prior to June 7, 2027. Alarm.com may redeem for cash all or any portion of the notes (subject to a partial redemption limitation), at its option, on or after June 7, 2027 if the last reported sale price of Alarm.com’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Alarm.com provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

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If Alarm.com undergoes a “fundamental change” (as defined in the indenture that will govern the notes) subject to certain conditions and limited exceptions, holders may require Alarm.com to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the notes or if Alarm.com delivers a notice of redemption in respect of some or all of the notes, Alarm.com will, in certain circumstances, increase the conversion rate of the notes for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Capped Call Transactions and Concurrent Share Repurchases

In connection with the pricing of the notes, Alarm.com entered into privately negotiated capped call transactions with one of the initial purchasers and certain other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments substantially similar to those applicable to the notes, the number of shares of Alarm.com’s common stock initially underlying the notes. The capped call transactions are generally expected to reduce the potential dilution to Alarm.com’s common stock upon any conversion of notes and/or offset any cash payments Alarm.com is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $134.28 per share, which represents a premium of 100% over the closing price of Alarm.com’s common stock on the Nasdaq Global Select Market on May 28, 2024, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Alarm.com expects that the option counterparties or their respective affiliates will enter into various derivative transactions with respect to Alarm.com’s common stock and/or purchase shares of Alarm.com’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Alarm.com’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Alarm.com’s common stock and/or purchasing or selling Alarm.com’s common stock or other securities of Alarm.com in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or, to the extent Alarm.com exercises the relevant election under the capped call transactions, following any repurchase or redemption of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Alarm.com’s common stock or the notes, which could affect the ability of a holder of notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, this could affect the number of shares, if any, and value of the consideration that a holder of notes will receive upon conversion of its notes.

As discussed above, Alarm.com intends to use approximately $75.0 million of the net proceeds from the offering to repurchase shares of its common stock. Alarm.com expects to repurchase such shares from purchasers of notes in privately negotiated transactions with or through one of the initial purchasers or its affiliate concurrently with the pricing of the offering (the “share repurchases”), at a purchase price per share of Alarm.com’s common stock equal to the closing price per share of Alarm.com’s common stock on May 28, 2024, which was $67.14 per share. These share repurchases could increase, or reduce the size of any decrease in, the market price of Alarm.com's common stock, including concurrently with the pricing of the notes, and could have resulted in a higher effective conversion price for the notes. This press release is not an offer to repurchase Alarm.com's common stock, and the offering of the notes is not contingent upon the repurchase of Alarm.com's common stock.

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The notes and any shares of Alarm.com’s common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Alarm.com

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com’s technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe.

Forward-Looking Statements

This press release contains “forward-looking” statements that involve risks and uncertainties regarding, among other things, the offering, including statements concerning the expected closing of the offering, the capped call transactions and the share repurchases, the anticipated use of proceeds from the proposed offering, the timing or amount of any repurchases or repayment of our 2026 Notes or any repurchases of shares of our common stock, including the share repurchases, and the potential impact of the foregoing or related transactions on dilution to holders of our common stock and the market price of our common stock, the trading price of the notes or the conversion price of the notes. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from Alarm.com’s plans. These risks include, but are not limited to, market risks, trends and conditions, our ability to complete the proposed offering on the expected terms, or at all, whether we will be able to satisfy closing conditions related to the proposed offering, any of which could differ or change based upon market conditions or for other reasons, and those risks included in the section titled “Risk Factors” in Alarm.com’s Securities and Exchange Commission (“SEC”) filings and reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and other filings that Alarm.com makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Alarm.com undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Investor & Media Relations:

Matthew Zartman

Alarm.com

ir@alarm.com

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